                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    June 9, 1999
                                                 --------------------------

                     Data Processing Resources Corporation
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



          California                0-27612                    95-3931443
--------------------------------------------------------------------------------
         (State or other           (Commission                (I.R.S. Employer
          jurisdiction             File Number)            Identification No.)
        of incorporation)


           18301 Von Karman, Suite 600, Irvine, California         92612
--------------------------------------------------------------------------------
                 (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code   (949) 553-1102
                                                   -----------------------------

                                Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

          (a) On June 9, 1999, Data Processing Resources Corporation ("DPRC") acquired substantially all of the assets (the "Assets") of I T Services, Inc., a Texas corporation ("ITSI"). The Assets were purchased for an initial cash purchase price (the "Purchase Price") of approximately $28 million and two contingent cash earnout payments to be made on or before July 1, 2000 and July 1, 2001 or as soon as practicable thereafter, based on a multiple of ITSI's earnings before interest and taxes for the twelve-month periods ending April 30, 2000 and April 30, 2001, respectively.

          In determining the consideration to be paid in the acquisition, DPRC reviewed ITSI's financial statements and its business and determined an approximate aggregate value of ITSI's business to DPRC based on a multiple of adjusted earnings before interest and taxes on a twelve month trailing basis. A final determination of such value was arrived at by means of arm's length bargaining among the parties.

          Each of ITSI's three shareholders, Daniel J. McGrew, Lynne G. McGrew and Warren L. Norris, entered into a covenant not to compete with DPRC in the geographic area in which ITSI's business was conducted at the time of the acquisition.

          At the time of the acquisition, there was no material relationship between ITSI (including its officers, directors and shareholders) and DPRC or any of its affiliates, or any director or officer of DPRC, or any associate of any such officer or director.

          DPRC did not incur any additional indebtedness in financing the Purchase Price, but instead used existing internal cash reserves that were accumulated primarily from the March 1998 sale of DPRC's 5 1/4% Convertible Subordinated Notes due 2005.

          (b) At the time of the acquisition, ITSI was engaged in the information technology staffing and consulting business, primarily in supporting SAP packaged implementations. ITSI operated its business primarily from its facility in Dallas, Texas. DPRC presently intends for ITSI, as an operating division of DPRC, to continue to engage in the information technology staffing business in substantially the same manner and for the same purpose.

Item 7.  Financial Statements and Exhibits.

          (a) The financial statements required by this Item 7 are not included in this initial report, but will be filed as an amendment to this report within 60 days of the date of this report.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DATA PROCESSING RESOURCES CORPORATION

                                        (Registrant)


Dated: June 9, 1999           By:   /s/ James A. Adams
                                    -------------------------------------------
                                         James A. Adams
                                         Vice President and
                                         Chief Financial Officer

                                       3.